EXHIBIT 10.27

AMENDMENT NO. 1 TO
TERM LOAN AGREEMENT
This Amendment No. 1 to Term Loan Agreement (this “Amendment”) dated as of February 19, 2016 is made by and among ST. JUDE MEDICAL, INC., a Minnesota corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and a Lender (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Term Loan Agreement dated as of August 21, 2015 (as so amended, as hereby amended, and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”) by and among the Borrower, the Lenders, and the Administrative Agent; and
WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement, including without limitation the definition of “Consolidated EBITDA” and Exhibit C (Form of Compliance Certificate) to account for the Specified Acquisition, and the Administrative Agent and the Lenders have agreed to so amend the Credit Agreement and Exhibit C on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, as of the date hereof, the Credit Agreement is hereby amended as follows:
(a)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety to read as follows:
““Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) special cash charges incurred in connection with the Specified Acquisition not to exceed, in the aggregate for all periods, $175,000,000, and (vi) in connection with the Specified Acquisition, for the period of the four fiscal quarters of the Borrower ended January 2, 2016, April 2, 2016, July 2, 2016 and October 1, 2016, consolidated EBITDA of Thoratec Corporation not otherwise included in the Consolidated EBITDA of the Borrower (which consolidated EBITDA shall be calculated in a manner substantially similar to the calculation of Consolidated EBITDA of the Borrower as provided for herein, with a cap for special cash charges not to exceed $35,000,000 in the aggregate), and minus (b) all non-cash items increasing Consolidated Net Income for such period.”

(b)    The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety to read as follows:
““Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) became the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and all Lenders promptly following such determination.”
(c)    Section 1.01of the Credit Agreement is hereby further amended by adding the following defined terms to Section 1.01, each in alphabetical order.
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(d)    Article V of the Credit Agreement is hereby amended by adding a new Section 5.23 to read in its entirety as follows:

“5.23    Not an EEA Financial Institution. The Borrower is not an EEA Financial Institution.”
(e)    Article X of the Credit Agreement is hereby amended by adding a new Section 10.20 to read in its entirety as follows:
“10.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
(f)    Exhibit C (Form of Compliance Certificate) is hereby amended by restating such Exhibit in its entirety to read as the Form of Compliance Certificate attached are Exhibit C hereto.
Section 2.    Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement and Exhibit C to the Credit Agreement herein provided are subject to the satisfaction of the conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent, and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto.
(b)    All fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 10.04(a) of the Credit Agreement) estimated to date and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
Section 3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    The representations and warranties made by the Borrower in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
(b)    This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
(c)     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 4.    Entire Agreement. This Amendment, together with the Credit Agreement (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.

Section 5.    Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.
Section 6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile transmission or other electronic means (including .pdf) shall be effective as delivery of an original counterpart of this Amendment.
Section 7.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.15 and 10.16 of the Credit Agreement.
Section 8.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
Section 9.    References. All references in any of the Loan Documents to the “Credit Agreement” or in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as amended hereby.
Section 10.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Administrative Agent, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in the Credit Agreement.
Section 11.    No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.
Section 12.    FATCA. For purposes of determining withholding taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Borrower and the Lenders shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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Amendment No. 1 to Term Loan Agreement
Signature Pages
75144421
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ST. JUDE MEDICAL, INC., as Borrower
By: /s/ Don Zurbay
Name: Don Zurbay

Title: V.P. Finance, Chief Financial Officer
BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Kevin L. Ahart
Name: Kevin L. Ahart
Title: Vice President
BANK OF AMERICA, N.A., as a Lender
By: /s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Andrea S Chen
Name: Andrea S Chen
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By: /s/ Scott O’Connell
Name: Scott O’Connell
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Andrew Beckman
Name: Andrew Beckman
Title: Vice President

MIZUHO BANK, LTD., as a Lender
By: /s/ Bertram Tang
Name: Bertram Tang
Title: Authorized Signatory

TD BANK, N.A., as a Lender
By: /s/ Shreya Shah

Name: Shreya Shah
Title: Senior Vice President

BNP PARIBAS, as a Lender
By: /s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director
By: /s/ Michael Hoffman
Name: Michael Hoffman
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director
SVENSKA HANDELSBANKEN AB (PUBL) NEW YORK BRANCH, as a Lender
By: /s/ Mark Emmett
Name: Mark Emmett
Title: Vice President

By: /s/ Mark Cleary
Name: Mark Cleary
Title: Senior Vice President

SUNTRUST BANK, as a Lender
By: /s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Deborah M. Lee
Name: Deborah M. Lee
Title: Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Joshua N. Livingston
Name: Joshua N. Livingston
Title: Duly Authorized Signatory

KBC BANK N.V., as a Lender
By: /s/ Larry Manochio
Name: Larry Manochio
Title: Director
By: /s/ Susan M. Silver
Name: Susan M. Silver
Title: Managing Director
THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ Molly Drennan
Name: Molly Drennan
Title: Senior Vice President
UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender
By: /s/ Kimberly Sousa
Name: Kimberly Sousa
Title: Director

By: /s/ Bryon Korutz
Name: Bryon Korutz
Title: Associate Director

75144421_2

EXHIBIT C
FORM OF
COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement, dated as of August 21, 2015 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among St. Jude Medical, Inc., a Minnesota corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _____________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Borrower contained in Article V of the Agreement, but excluding the representation and warranty as to no Material Adverse Effect contained in Section 5.11(b) of the Agreement, or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.
ST. JUDE MEDICAL, INC.
By:
Name:
Title:

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.13 - Consolidated Leverage Ratio.
A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):
	1. Consolidated Net Income for Subject Period:	$
	2. Consolidated Interest Charges for Subject Period:	$
	3. Provision for income taxes for Subject Period:	$
	4. Depreciation expenses for Subject Period:	$
	5. Amortization expenses for intangibles for Subject Period:	$
	6. Non-cash expenses reducing Consolidated Net Income for Subject Period:	$
	7. Special cash charges incurred in connection with the Specified Acquisition during Subject Period (not to exceed, in the aggregate for all periods, $175,000,000):	$
	8. For the Statement Dates as of January 2, 2016, April 2, 2016, July 2, 2016 and October 1, 2016, consolidated EBITDA of Thoratec Corporation for such Subject Period[1]:	$
	9. Non-cash items increasing Consolidated Net Income for Subject Period:	$
	10. Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 - 9):	$
	B. Consolidated Funded Indebtedness at Statement Date	$
	C. Consolidated Leverage Ratio (Line I.B. ÷ Line I.A):		____ to 1.00
	Maximum permitted:		____ to 1.00[2]

1
Add-backs for consolidated EBITDA of Thoratec Corporation are as follows: (i) for the period of four consecutive fiscal quarters (the “Measurement Period”) ended January 2, 2016, $95,006,000; for the Measurement Period ended April 2, 2016, $62,978,000; (iii) for the Measurement Period ended July 2, 2016, $30,288,000; and (iv) for the Measurement Period ended October 1, 2016, $(306,000).

2
Maximum permitted Consolidated Leverage Ratio (on or after the Closing Date) of (i) 4.25 to 1.00 from the Closing Date until and including the fiscal quarter of the Borrower ending December 31, 2015; (ii) 4.00 to 1.00 for the next four consecutive fiscal quarters of the Borrower; and (iii) 3.50 to 1.00 during any period of four fiscal quarters of the Borrower thereafter.